UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2011

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2900 Potshop Lane, Suite 100
East Norriton, PA 19403
(Address of principal executive offices, with zip code)

(610) 292-8364
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2011, Brenda Gavin resigned from the Board of Directors of Tengion, Inc. (the “Company”).  At the time of her resignation, Ms. Gavin served on the Nominating and Corporate Governance Committee.  Ms. Gavin’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

On August 10, 2011, the Board of Directors appointed Diane K. Jorkasky, M.D., to fill the vacancy created by the resignation of Ms. Gavin.

Since August 8, 2011, Dr. Jorkasky has served as the enterprise-wide Chief Medical Officer of Endo Pharmaceuticals, Inc. (“Endo”) and a member of Endo’s senior R&D management team.  Her responsibilities include chairing Endo's Safety Review Board, managing external partnerships and strategy development in the medical area, and ensuring the safety and ethical conduct of Endo’s clinical trials.  Prior to joining Endo, Dr. Jorkasky served as an independent consultant from January 2011 to August 2011, and was the Senior Vice President, Chief Development and Medical Officer at Aileron Therapeutics, Inc. from September 2009 to January 2011.  Dr. Jorkasky also held a variety of vice president level positions from October 2000 to January 2009 with Pfizer, Inc. where she led global clinical research science and operational groups, most recently as Vice President, Worldwide Clinical Research Operations.

In connection with joining the Company’s Board of Directors, Dr. Jorkasky was granted an option to purchase 7,000 shares of the Company’s common stock at $1.00 per share, which will vest quarterly over a two year period so long as Dr. Jorkasky remains a director of the Company.  This option grant was made pursuant to both the Company’s 2010 Stock Option and Incentive Plan and the Non-Employee Director Compensation Policy.

There has been no transaction since January 1, 2010 or proposed transaction, to which the Company was or is to be a party in which Dr. Jorkaksy had a direct or indirect interest required to be disclosed under Item 404 of Regulation S-K.

Upon the recommendation of the Governance and Nominating Committee, the Board of Directors also established on August 10, 2011, a Technology Committee of the Board of Directors, which will provide oversight and guidance on the Company’s pre-clinical and clinical development programs.  The Board of Directors appointed Dr. Jorkasky and Richard E. Kuntz, M.D. as the members of the Technology Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: August 15, 2011	By:	/s/ Joseph W. La Barge
Joseph W. La Barge
Vice President, General Counsel and Secretary